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                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of SEDONA Corporation in Registration Statements on Form S-3 (Nos. 333-74442, 333-63190, 333-38578,
333-34412, 333-31983,33-47127, 333-03719, 333-71457, 333-52973) and related prospectuses and the Registration Statement on Form S-8 (No. 333-59780) on Form S-8 of our report, dated February 20, 2004 appearing in this Annual Report on Form 10-K of Sedona Corporation for the year ended December 31, 2003.


                                                    /s/ McGladrey & Pullen, LLP


Bethesda, Maryland
March 30, 2004